SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES AND EXCHANGE ACT of 1934

August 18, 2004
Date of Report
(Date of earliest event reported)

T REIT, INC.

(Exact name of registrant as specified in its charter)

Virginia	0-49782	52-2362509

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1551 N. Tustin Avenue
Suite 200
Santa Ana, California 92705
(Address of principal executive offices)

(877) 888-7348
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

     Effective August 18, 2004, Anthony W. Thompson resigned as Chief Executive Officer and President of T REIT, Inc. (the “Company”). Mr. Thompson resigned from these positions in order to devote more time to his positions as Chief Executive Officer and President of each of G REIT, Inc. and A REIT, Inc. Mr. Thompson will continue to serve as the Chairman of the Board of Directors of the Company.

     Effective August 18, 2004, the Board of Directors appointed Jack R. Maurer as the Chief Executive Officer and President of the Company. Mr. Maurer has served as the Treasurer of the Company since its inception in 1999 and as Secretary from inception through May 2004. Mr. Maurer has served as Managing Director of REIT offerings for Triple Net Properties, Inc., the Company’s advisor (the “Advisor”), since January 2002. In addition, he served as Chief Financial Officer of the Advisor from April 1998 to December 2001, when he became Chief Operating Officer and Financial Principal of NNN Capital Corp., the Company’s dealer manager. Mr. Maurer also has served on the Board of Managers and as Executive Vice President of the Advisor since April 1998. Mr. Maurer has over 31 years of real estate financial management experience in residential and commercial development and the banking industry. From 1986 to April 1998, he was a General Partner and CEO of Wescon Properties, a Santa Ana based real estate development company. His previous experience also includes the national accounting firm of Kenneth Leventhal & Company. Mr. Maurer received a BS from California University at Northridge in 1973 and is a Registered Operations and Financial Principal with the NASD.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T REIT, INC.
Date: August 19, 2004	By:	/s/ Jack R. Maurer
Jack R. Maurer
Chief Executive Officer and President

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